Exhibit 5.1

Barnett, Bolt, Kirkwood, Long & McBride

Attorneys At Law

SUITE 700

601 BAYSHORE BOULEVARD

TAMPA, FLORIDA 33606-2763

LESLIE J. BARNETT

CRAIG E. BEHRENFELD

ROBERT S. BOLT

HUNTER J. BROWNLEE

CHARLES A. CARLSON

CHRISTOPHER R. DINGMAN

MICAH G. FOGARTY

MICHAEL V. HARGETT

DAVID M. HEMEYER

LESLIE WAGER HUDOCK

PETER T. KIRKWOOD

DAVID L. KOCHE

TELEPHONE: (813) 253-2020 TELECOPIER: (813) 251-6711 March 10, 2015

VALERIE STOKER LITSCHGI

THOMAS G. LONG

RACHEL ALBRITTON LUNSFORD

MICHAEL D. MILLER

JENNIFER E. MURPHY

RICHARD W. RADKE

TERESA L. RAJALA

KYLE J. ROMIG

SCOTT O. STIGALL

AMY E. STOLL

BILL McBRIDE

(1945-2012)

SinoCoking Coal and Coke Chemical Industries, Inc.

c/o Kaufman & Canoles, P.C.

Two James Center, 14th Floor

1021 E. Cary St.

Richmond, VA 23219

Re:	SinoCoking Coal and Coke Chemical Industries, Inc.

Dear Sir/Madam:

We have acted as special Florida counsel to SinoCoking Coal and Coke Chemical Industries, Inc., a Florida corporation (the “Corporation”), in connection with the Post-Effective Amendment to the Registration Statement to Form S-3 on Form S-1 (the “Registration Statement”) to be filed by the Corporation with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”). The Corporation filed a shelf registration statement on Form S-3 (Registration No. 333-178325) (the “Original Registration Statement”) declared effective by the Securities and Exchange Commission on May 10, 2012, which registered shares of common stock of the Corporation. The Corporation is filing the Registration Statement to maintain the registration of the securities previously registered on the Original Registration Statement and to amend the Original Registration Statement into a registration statement on Form S-1 to continue the registration of: (a) 1,409,423 Shares of Common Stock issuable upon exercise of the Series A Warrants issued in the September 2014 offering subject to the September 19, 2014 Prospectus Supplement, (b) 1,644,737 Shares of Common Stock issuable upon exercise of the Series B Warrants issued in the September 2014 offering subject to the September 19, 2014 Prospectus Supplement, (c) 1,644,737 Shares of Common Stock issuable upon exercise of options issued in the September 2014 offering subject to the September 19, 2014 Prospectus Supplement, (d) 822,369 Series C Warrants issuable upon exercise of options issued in the September 2014 offering subject to the September 19, 2014 Prospectus Supplement; (e) 822,369 Shares of Common Stock issuable upon exercise of the Series C Warrants subject to the options issued in the September 2014 offering subject to the September 19, 2014 Prospectus Supplement, (f) 225,268 Shares of Common Stock issuable upon exercise of the Placement Agent Warrants issued in the September 2014 offering subject to the September 9, 2014 Placement Agent Agreement and the September 18, 2014 Securities Purchase Agreement, and (g) up to 131,579 Placement Agent Warrants and 131,579 Shares of Common Stock issuable upon exercise of the options described above, all previously registered on the Original Registration Statement.

In connection with rendering our opinion, we have examined originals or copies, satisfactory to us, of:

Barnett, Bolt, Kirkwood, Long & McBride

SinoCoking Coal and Coke Chemical Industries, Inc.

March 10, 2015

1.                  the Original Registration Statement, including the statutory prospectus included in the Original Registration Statement, the prospectus supplement dated September 18, 2014 (the “Prospectus Supplement”) filed with the Commission pursuant to Rule 424(b) promulgated under the Act, and other exhibits filed therewith;

2.                  the Registration Statement;

3.                  the Articles of Incorporation of the Corporation, as amended and in effect on the date hereof;

4.                  the Bylaws of the Corporation;

5.                  a copy of the written resolutions of the Board of Directors of the Corporation dated September 18, 2014;

6.                  a copy of a certificate signed by the Chief Executive Officer of the Corporation addressed to us and dated of even date herewith containing certain factual and other representations on which we relied to render the opinions hereinafter expressed (the “Officer’s Certificate”).

We have also reviewed such other matters of law and examined and relied upon all such corporate records, agreements, certificates and other documents as we have deemed relevant and necessary as a basis for the opinions hereinafter expressed.

The Original Registration Statement (including the exhibits thereto), the Prospectus Supplement, and the Registration Statement are collectively referred to below as the “Documents.”

The following opinion is given only as to matters of Florida law and we express no opinion with respect to any matters governed by or construed in accordance with the laws of any jurisdiction other than Florida. We have assumed that there is nothing under any law (other than the laws of Florida) that would affect or vary the following opinion. We offer no opinion in relation to any representation or warranty given by any party to the Documents save as specifically hereinafter set forth. This opinion is strictly limited to the matters stated in it, does not apply by implication to other matters, and only relates to (1) those circumstances or facts specifically stated herein and (2) the laws of Florida, as they respectively exist at the date hereof.

In giving this opinion we have assumed, without independent verification:

1.                  the genuineness of all signatures and seals, the authenticity of all documents submitted to us as originals, the conformity to their originals of all copies of documents or the forms of documents provided to us, or, as the case may be, to the final form of the originals and that any markings showing revisions or amendments to documents are correct and complete;

Barnett, Bolt, Kirkwood, Long & McBride

SinoCoking Coal and Coke Chemical Industries, Inc.

March 10, 2015

2.                  that the copies produced to us of minutes of meetings and/or of resolutions are true copies and correctly record the proceedings of such meetings and/or the subject matter which they propose to record and that all factual statements therein contained are true and correct and that any meetings referred to in such copies were duly convened and held and that all resolutions set out in such copy minutes or resolutions were duly passed and are in full force and effect and that all factual statements made in such resolutions, the Officer’s Certificate and any other certificates and documents on which we have relied are true and correct (and continue to be true and correct);

3.                  that the minute book, registers, resolutions, certificates and records of the Corporation are true, complete, accurate and up to date;

4.                  the accuracy of all representations, warranties and covenants as to factual matters made by the parties to the Documents; and

5.                  that there is no contractual or other prohibition (other than as may arise by virtue of the laws of Florida) binding on the Corporation or on any other party prohibiting it from entering into and performing its obligations.

Based upon the foregoing and in reliance thereon, it is our opinion that the common shares as described in the Registration Statement (including any common shares issued upon the exercise of any duly issued warrants or options exercisable for common shares), will, when sold and upon receipt of full payment therefor, be validly issued, fully paid and non-assessable.

The foregoing opinion is subject to the following reservations and qualifications:

1.                  We have acted as the Corporation’s special Florida counsel solely in connection with rendering the foregoing opinions and have not acted as securities counsel for the Corporation in connection with any of the foregoing matters.

2.                  Our opinions are limited to the status of the securities described in the Registration Statement under the Florida Business Corporation Act. We express no opinion as to any Florida securities laws, tax laws, usury laws, or bank regulatory laws, or as to any matter of law or fact not expressly opined upon herein.

We hereby consent to the filing of this opinion letter with the Commission as Exhibit 5-2 to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S−K under the Securities Act and to the reference to our firm therein and in the Prospectus and any Prospectus Supplement under the caption “Legal Matters.” In giving such consent, we do not thereby admit that this firm is within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Barnett, Bolt, Kirkwood, Long & McBride

SinoCoking Coal and Coke Chemical Industries, Inc.

March 10, 2015

This opinion is addressed to the parties above in connection with the Documents and may not, without our prior written consent, be disclosed to and relied upon by any other person, except for disclosure to persons who in the ordinary course of your business have access to your records on the basis that they will make no further disclosure, or filed with any person or quoted or referred to in a public document.

Sincerely,

/s/ BARNETT, BOLT, KIRKWOOD, LONG & MCBRIDE, P.A.